Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES STRONG SECOND QUARTER 2015 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.44 PER SHARE;

BOARD DECLARES THIRD QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., August 6, 2015 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2015 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2015 was $21.5 million, or $0.44 per share on a diluted basis, after preferred dividends and $0.11 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2015 was $21.0 million, or $0.43 per share.

•	Net asset value per share at June 30, 2015 increased to $15.10 from $15.03 at March 31, 2015.

•	Total acquisitions during the quarter ended June 30, 2015 were $195.9 million and total dispositions were $189.7 million.

•	In June, we repurchased 1,675 of our Series A preferred interests with an aggregate liquidation preference of $33.5 million for a purchase price of $31.8 million, generating a gain of $1.7 million, or $0.03 per share.

•	In August, we increased the aggregate principal commitment on the TCPC Funding Facility to $350 million and expanded the accordion feature to $400 million.

•	On August 6, 2015, our board of directors declared a third quarter dividend of $0.36 per share payable on September 30, 2015 to shareholders of record as of September 16, 2015.

“We are pleased with our strong performance for the second quarter,” said TCP Capital Corp.'s Chairman and CEO, Howard Levkowitz.  “We deployed capital at a robust pace, with $196 million in new investments across eighteen transactions.  We out-earned our dividend by $0.08 cents per share, in part due to the high level of repayments during the quarter. In addition, our new investments had higher effective yields than the investments we exited for the ninth consecutive quarter.”

“Our relatively flat net deployments underscore our focus on patiently seeking attractive investment opportunities versus over-emphasizing growth in the current environment. Earnings power from our current portfolio is strong, and with our expanded origination platform, we remain well positioned to meet ongoing demand for growth capital from middle market companies.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2015, our investment portfolio consisted of debt and equity positions in 87 portfolio companies with a total fair value of approximately $1,212.0 million. Debt positions represented approximately 97% of the portfolio at fair value, all of which were senior secured debt. Equity positions represented approximately 3% of our investment portfolio.

As of June 30, 2015, the weighted average annual effective yield of our debt portfolio was approximately 10.9%.(1) As of June 30, 2015, approximately 77% of our debt portfolio at fair value had floating interest rates. As of June 30, 2015, we had two debt investments on non-accrual status totaling 0.3% of the portfolio at fair value.

During the three months ended June 30, 2015, we invested approximately $195.9 million in seven new and eleven existing portfolio companies. The investments were comprised of approximately $165.6 million in senior secured loans, $29.6 million in senior secured notes, and $0.7 million in equity investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $189.7 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2015, total assets were $1,280.9 million, net assets applicable to common shareholders was $739.4 million and net asset value per share was $15.10, as compared to $1,260.5 million, $732.3 million, and $15.03 per share, respectively on March 31, 2015.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2015 was approximately $38.9 million, or $0.80 per share, including $0.09 per share from original issue discount and fee amortization ($0.05 of which was recognized in connection with prepayments), an additional $0.05 per share from prepayment premiums, $0.03 per share from income paid in kind, and $0.02 per share of syndication fee income. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.01 per share.

Total operating expenses for the three months ended June 30, 2015 were approximately $11.7 million, or $0.24 per share including $0.6 million in nonrecurring transaction related professional fees. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $5.4 million, or $0.11 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 6.1% of average net assets.

Net investment income for the three months ended June 30, 2015 was approximately $27.3 million, or $0.56 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $21.5 million, or $0.44 per share.

Net realized and unrealized losses for the three months ended June 30, 2015 were $2.2 million, or $0.05 per share, comprised of net realized losses of $9.3 million and net unrealized gains of $7.1 million. The net realized losses during the period were due primarily to the restructure of our loan to Edmentum, Inc., in which we received new debt and equity in a delevered company.

Gains on our repurchase of Series A preferred interests during the three months ended June 30, 2015 were $1.7 million, or $0.03 per share, which resulted from our repurchase of 1,675 preferred interests with an aggregate liquidation preference of $33.5 million for a purchase price of $31.8 million.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2015 was $21.0 million, or $0.43 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and backend fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2015, available liquidity was approximately $213.8 million, comprised of approximately $36.7 million in cash and cash equivalents and $180.0 million in available capacity under the leverage program, less approximately $2.9 million in net outstanding settlements.

Total leverage outstanding at June 30, 2015 was as follows:

	Maturity	Rate	Carrying Value†	Available	Total Capacity
Partnership Credit Facility	2016	L+2.50%	$112,000,000	$4,000,000	$116,000,000
TCPC Funding Credit Facility	2019	L+2.25%	165,000,000	135,000,000	300,000,000
Convertible Notes ($108 million par)	2019	5.25%	105,900,159	-	105,900,159
SBA Debentures	2024-2025	2.85%*	34,000,000	41,000,000	75,000,000	‡
Preferred Equity Facility	2016	L+0.85%	100,500,000	-	100,500,000
Total leverage			$517,400,159	$180,000,000	$697,400,159

* Weighted-average interest rate on pooled loans of $28.0 million, excluding fees of 0.36%. As of June 30, 2015, the remaining $6.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 0.59% plus fees of 0.36% through September 23, 2015, the date of the next SBA pooling.

† Except for the Convertible Notes, all carrying values are the same as the principal amounts outstanding.

‡ Anticipated total SBA leverage of $150 million

The combined weighted-average interest and dividend rates on amounts outstanding on the total leverage program as of June 30, 2015 was 2.93%.

On August 4, 2015, the Company’s Board of Directors re-approved a stock repurchase plan to acquire up to $50 million in the aggregate of the Company’s common stock at prices at certain thresholds below the Company’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

RECENT DEVELOPMENTS

On July 13, 2015, we obtained exemptive relief from the SEC to permit us to exclude the debt of TCPC SBIC LP guaranteed by the SBA from our 200% asset coverage test under the 1940 Act. The exemptive relief provides us with increased flexibility under the 200% asset coverage test by permitting the SBIC to borrow up to $150 million more than it would otherwise be able to absent the receipt of this exemptive relief.

On August 4, 2015, we increased the aggregate principal commitment on the TCPC Funding Facility to $350 million and expanded the accordion feature to $400 million.

On August 6, 2015, the Company’s board of directors declared a third quarter regular cash dividend of $0.36 per share payable on September 30, 2015 to stockholders of record as of the close of business on September 16, 2015.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, August 6, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its quarterly financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 77012616 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2015 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 13, 2015. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 77012616.

TCP Capital Corp.
Consolidated Statements of Assets and Liabilities

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,139,275,409 and $1,097,181,753, respectively)	$1,131,417,557	$1,081,901,384
Companies 5% to 25% owned (cost of $69,820,923 and $52,103,511, respectively)	65,722,069	48,716,425
Companies more than 25% owned (cost of $39,025,525 and $40,213,258 respectively)	14,835,423	15,918,077
Total investments (cost of $1,248,121,857 and $1,189,498,522, respectively)	1,211,975,049	1,146,535,886

Cash and cash equivalents	36,706,214	27,268,792
Deferred debt issuance costs	7,271,953	7,700,988
Receivable for investments sold	9,631,353	10,961,369
Accrued interest income:
Companies less than 5% owned	8,917,630	9,222,001
Companies 5% to 25% owned	544,098	253,987
Companies more than 25% owned	337,258	28,450
Unrealized appreciation on swaps	2,866,985	1,717,610
Options (cost $51,750)	30	497
Prepaid expenses and other assets	2,629,301	2,177,217
Total assets	1,280,879,871	1,205,866,797

Liabilities
Debt	416,900,159	328,696,830
Payable for investments purchased	12,513,559	2,049,518
Incentive allocation payable	5,383,885	4,303,040
Interest payable	2,074,858	1,510,981
Payable to the Investment Manager	908,347	459,827
Accrued expenses and other liabilities	2,772,724	3,219,783
Total liabilities	440,553,532	340,239,979

Commitments and contingencies (Note 5)

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 5,025 and 6,700 interests authorized, issued and
outstanding as of June 30, 2015 and December 31, 2014, respectively	100,500,000	134,000,000
Accumulated dividends on Series A preferred equity facility	398,541	497,790
Total preferred limited partner interests	100,898,541	134,497,790

Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	-	-

Net assets applicable to common shareholders	$739,427,798	$731,129,028

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 48,959,494 and
48,710,627 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	48,959	48,710
Paid-in capital in excess of par	881,053,660	877,103,880
Accumulated net investment income	26,337,559	21,884,381
Accumulated net realized losses	(134,162,549)	(126,408,033)
Accumulated net unrealized depreciation	(33,849,831)	(41,499,910)
Net assets applicable to common shareholders	$739,427,798	$731,129,028

Net assets per share	$15.10	$15.01

TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Investment income
Interest income:
Companies less than 5% owned	$36,133,215	$22,333,382	$66,410,364	$40,474,125
Companies 5% to 25% owned	1,203,388	1,357,315	2,311,666	2,694,179
Companies more than 25% owned	148,269	234,835	319,094	492,462
Dividend income:
Companies 5% to 25% owned	-	-	-	1,968,748
Lease income:
Companies 5% to 25% owned	-	87,504	-	208,543
Companies more than 25% owned	331,336	254,682	623,042	463,572
Other income:
Companies less than 5% owned	1,121,612	319,582	2,089,007	954,316
Total investment income	38,937,820	24,587,300	71,753,173	47,255,945

Operating expenses
Management and advisory fees	4,618,214	3,104,872	8,977,412	5,991,080
Interest expense	3,518,811	1,019,751	6,741,661	1,476,612
Amortization of deferred debt issuance costs	514,289	429,394	1,074,535	802,148
Legal fees, professional fees and due diligence expenses	1,262,653	355,237	1,568,775	559,393
Administrative expenses	389,643	379,469	782,437	636,275
Commitment fees	282,921	215,864	604,443	407,062
Insurance expense	89,324	64,928	172,801	118,828
Director fees	80,750	81,670	165,840	167,382
Custody fees	69,062	60,849	139,250	111,656
Other operating expenses	842,818	449,058	1,316,203	768,644
Total operating expenses	11,668,485	6,161,092	21,543,357	11,039,080
Net investment income	27,269,335	18,426,208	50,209,816	36,216,865
Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(9,343,606)	125,710	(9,449,473)	(6,670,011)
Investments in companies 5% to 25% owned	395	808,036	790	808,411
Investments in companies more than 25% owned	-	-	19,167	-
Net realized loss	(9,343,211)	933,746	(9,429,516)	(5,861,600)

Net change in net unrealized appreciation/depreciation	7,128,219	(3,945,684)	7,650,079	8,029,680
Net realized and unrealized gain	(2,214,992)	(3,011,938)	(1,779,437)	2,168,080

Gain on repurchase of Series A preferred interests	1,675,000	-	1,675,000	-
Dividends on Series A preferred equity facility	(428,422)	(356,677)	(791,095)	(725,812)
Net change in accumulated dividends on Series A
preferred equity facility	78,515	(383)	99,249	10,112
Distributions of incentive allocation to the General Partner from:
Net investment income	(5,383,887)	(3,613,830)	(9,903,596)	(7,100,233)
Net change in reserve for incentive allocation	-	602,388	-	(433,616)
Net increase in net assets applicable to common shareholders resulting from operations	$20,995,549	$12,045,768	$39,509,937	$30,135,396
Basic and diluted earnings per common share	$0.43	$0.33	$0.81	$0.83
Basic and diluted weighted average common shares outstanding	48,903,081	36,200,021	48,807,788	36,199,969

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 1, 2015 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com